Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-239715) and Form S-8 (No. 333-231985, No. 333-237291 and No. 333-253994) of Tufin Software Technologies Ltd. of our report dated March 7, 2022 relating to the financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 7, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Pwc Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103,
P.O Box 7187 Tel-Aviv 6107120 Telephone: +972-3-7954555, Fax: +972-3-7954556, www.pwc.com/il